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                                  EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Escalade, Incorporated on Form S-8 of our report dated January 30, 1998, included in the Annual Report on Form 10-K of Escalade, Incorporated for the year ended December 31, 1997.


GEO. S. OLIVE & CO. LLC


Evansville, Indiana

May 11, 1998